UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) February 19, 1999

                        Commission file number 0-25886

                        GARDEN FRESH RESTAURANT CORP.
            (Exact name of registrant as specified in its charter)

            Delaware                                         33-0028786
(State or other jurisdiction                              (I.R.S. Employee
of incorporation or organization)                         Identification No.)

               17180 Bernardo Center Drive                    92128
                  San Diego, CA 92128                      (Zip Code)
         (Address of principal executive offices)

      Registrant's telephone number, including area code:  (619) 675-1600


ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On February 19, 1999, the Board of Directors of Garden Fresh Restaurant Corp. (the "Company") dismissed PricewaterhouseCoopers LLP as the independent accountants of the Company.

The reports of PricewaterhouseCoopers LLP on the Company's financial statements as of and for the years ended September 30, 1998 and 1997 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits of the financial statements of the Company as of and for the years ended September 30, 1998 and 1997 and through February 19, 1999, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years. During the years ended September 30, 1998 and 1997 and through February 19, 1999, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated February 26, 1999, is filed herewith as Exhibit 16 to this Current Report on Form 8-K.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                GARDEN FRESH RESTAURANT CORP.

Date:  February 26, 1999        /s/ Michael P. Mack
                                Michael P. Mack
                                Chief Executive Officer/President